                                                                   Exhibit 10.44

                        SEPARATION AGREEMENT AND RELEASE

        This Separation Agreement and Release (the "Agreement") is entered into by and between Identix Incorporated ("Identix") and Valerie Lyons ("Employee") (each, a "Party" and together, "the Parties").

                                    RECITALS

        Employee is party to an existing Employment Agreement dated as of August 22, 2001 between Employee and Identix (the "Employment Agreement").

        Identix and Employee mutually agree that Employee shall separate from the employment of Identix on the terms set forth below.

                                    AGREEMENT

        The Parties agree as follows:

1. Employee hereby resigns her employment with Identix effective as of July 28, 2002 (the "Termination Date"). To the extent Employee currently holds any positions as an officer or director of Identix or any of its subsidiaries, joint ventures or affiliates, Employee hereby resigns from any and all such positions, effective as of the Termination Date.

2. Contingent on Employee's compliance with her undertakings under this Agreement, Identix shall pay Employee, on the Termination Date or on the Effective Date of this Agreement, whichever is later, the gross sum of four hundred thousand dollars and no cents ($400,000.00) in a lump sum, less all appropriate taxes, withholdings and deductions. Employee shall submit appropriate documentation for reimbursement of outstanding business expenses no later than 15 days prior to the Termination Date, and Identix shall pay on or before the Termination Date all reasonable, documented and appropriate business expenses so submitted pursuant to the standard expense reimbursement policies of Identix. Notwithstanding the foregoing, Employee shall submit appropriate documentation for reimbursement of outstanding business cellular phone expenses as promptly as practicable after the Termination Date and Identix shall pay all reasonable, documented and appropriate business cellular phone expenses so submitted pursuant to the standard expense reimbursement policies of Identix.

3. Identix shall pay Employee, on the Termination Date or on the Effective Date of this Agreement, whichever is later, the cash equivalent of 12 months' of medical and dental COBRA insurance premiums for Employee and her dependents, less all appropriate taxes, withholdings and deductions, if any.

4. Identix shall pay Employee, on the Termination Date or on the Effective Date of this Agreement, whichever is later, the cash equivalent of 12 months' of term life insurance premiums for Employee (based on such premiums for Employee in effect prior to the Termination Date), less all appropriate taxes, withholdings and deductions, if any.

5. The options to purchase Common Stock granted to Employee by Identix identified on Attachment A hereto, which Employee agrees and acknowledges are all of the options to which Employee is entitled, shall fully vest on the Termination Date, and notwithstanding any provision of any relevant stock option agreement or stock option plan to the contrary, Employee shall have 12 months from the Termination Date to exercise such options.


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6.      Prior to or on the Termination Date, Identix shall pay to Employee all regular salary earned, and payment for all accrued and unused vacation through the Termination Date, less all appropriate taxes, withholdings and deductions. Identix shall also pay Employee, on the Termination Date or the Effective Date of this Agreement, whichever is later, $50,000, less all appropriate taxes, withholdings and deductions, representing all bonus payments claimed by Employee to have accrued through the Termination Date. Employee agrees and acknowledges that Identix makes payment of this amount in part as a compromise of claims and without prejudice to the methodology or calculation of the any claimed or accrued bonus amounts of other Identix sales personnel. Employee acknowledges that, except as provided herein, Employee shall receive no payments, wages, bonuses or benefits from Identix after the Termination Date.

7. Subject to payment and provision of the consideration described above, Employee, for herself and for each of her representatives, heirs, successors and assigns, does hereby release, acquit and forever discharge Identix its affiliates, subsidiaries, divisions and related companies, and its past, present and future employees, agents, attorneys, officers, directors, shareholders, partners, heirs, executors, administrators, insurers, successors and assigns (all hereinafter "Releasees") from and against any and all claims, rights, demands, actions, obligations, liabilities and causes of action, whether asserted or unasserted, of any and every kind, nature and character whatsoever, that she may now have or has ever had against Releasees, or any of them, including those related to the termination of employment, the prior lack of such employment, or any claims of discrimination, harassment or retaliation, including but not limited to claims arising under Title VII of the Civil Rights Act of 1964, the Civil Rights Act of 1991, 42 U.S.C. Section 1981, the Age Discrimination in Employment Act, the Older Workers' Benefit Protection Act, the Americans With Disabilities Act, the Employment Retirement Income Security Act, the California Fair Employment and Housing Act, the Virginia Human Rights Act, the Virginians with Disabilities Act, and any other laws and regulations relating to employment, and any claims arising under any federal, state or local law, and all claims based upon acts or omissions of Releasees, or any of them, whatsoever occurring or arising up to and including the Termination Date.

        7.1 Employee understands and agrees that this Agreement is a full and final release covering all known and unknown and unanticipated injuries, debts, claims or damages to her that have arisen or may have arisen from any matters, acts, omissions or dealings released in Paragraph 7. Therefore, as to these matters released above, Employee hereby expressly waives and relinquishes any and all rights or benefits that she may now have, or in the future may have under the terms of California Civil Code Section 1542 and any similar law of any state or territory of the United States. Said section provides as follows:

                      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIS MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               Employee acknowledges that she is aware that she may hereafter discover facts in addition to, or different from, those which she now knows or believes to be true,


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

               but it is her intention hereby, fully and finally and forever, to settle and to release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, that do now exist, may exist or heretofore have existed with respect to those matters described in Paragraph 7.

        7.2 Notwithstanding the foregoing general language, the parties agree that the release of claims against Identix shall not extend to breaches of this Agreement by Identix.

        7.3 Employee represents and agrees that she has not filed and, except as otherwise provided by law, will not file, refile, or prosecute any claim, charge, grievance, complaint or action for monetary damages, before any local, state or federal court, arbitrator, or administrative agency, board or tribunal concerning any matter which was or could have been raised in connection with any matter released in this Paragraph 7. Employee agrees that she will not knowingly apply or reapply for employment with Identix or any of its affiliates.

8. Identix, on behalf of itself and, to the extent permitted by law, its subsidiaries, affiliates, parent corporations or successors and, with regard to derivative claims only, its past and present directors, officers, general limited partners, agents and representatives, hereby agrees to release and forever discharge Employee and her executors, heirs, representatives and assigns, from any and all claims, debts, demands, accounts, judgments, rights, cause of action, equitable relief, damages, costs, charges, complaints, obligations, promises, agreements, controversies, suits, expenses, compensation, responsibility and liability of every kind and character whatsoever, whether in law or equity, based on any events or circumstances arising or occurring prior to the Termination Date.

        8.1 Identix understands and agrees that this Agreement is a full and final release covering all known and unknown and unanticipated injuries, debts, claims or damages that have arisen or may have arisen to it from any matters, acts, omissions or dealings released in Paragraph 8. Therefore, as to these matters released above, and except as provided in Paragraph 8.2 below, Identix hereby expressly waives and relinquishes any and all rights or benefits it may now have, or in the future may have under the terms of California Civil Code Section 1542 and any similar law of any state or territory of the United States. Said section provides as follows:

                      "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIS MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

               Identix acknowledges that it may hereafter discover facts in addition to, or different from, those which it now knows or believes to be true, but intends hereby, fully and finally and forever, to settle and to release any and all matters, disputes and differences, known or unknown, suspected or unsuspected, that do now exist, may exist or heretofore have existed with respect to those matters described in Paragraph 8.

        8.2 Notwithstanding the foregoing general language, the parties agree that the release of claims against Employee shall extend only to matters with regard to which


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               Employee acted in good faith and in a manner she reasonably believed to be in, or not opposed to, Identix' best interests, shall not extend to matters with regard to which Employee acted with willful misconduct, and further shall not extend to breaches of this Agreement by Employee.

9. Also in consideration for the payments, benefits and undertakings provided above, Employee and Identix agree that the existence of, reasons for and terms of this Agreement will be held in the strictest confidence and will not be disclosed, directly or indirectly, to any person or entity, including but not limited to past, current or future Identix employees; provided, however, that Identix may disclose information that already has become public, on a "need to know" basis to its employees and outside the company, to regulatory agencies, as required by law, and to its tax advisors and attorneys; and further provided that Employee may disclose information that has already become public, and may disclose the financial terms of this Agreement as required by law and to her tax advisors and attorneys, on the condition that they agree to hold those terms in strictest confidence, and that Employee agrees to accept responsibility for any breach of confidentiality by those individuals. Employee specifically agrees that she will not otherwise disclose that she has received the payments or benefits described in this Agreement or that she received from Releasees any payment, money, compensation, property or expense reimbursement in any form or sum whatsoever under the terms of this Agreement. The obligations of Identix and Employee under this Agreement are contingent on the other party's compliance with this confidentiality provision as well as all of such other party's other obligations under this Agreement.

10. Payment of all monies and receipt by Employee of continuing benefits hereunder shall be contingent on Employee (i) continuing to comply with all provisions of this Agreement and the Identix Proprietary Information and Inventions Agreement signed by Employee on April 2, 2001, a copy of which is attached hereto as Attachment B, and (ii) not making disparaging statements regarding Releasees or any of them, including but not limited to statements regarding management of the Company or the circumstances surrounding Employee's departure from Identix. Employee agrees that this is a material provision of the Agreement. Employee further agrees that the failure by Employee to adhere to the obligations of confidentiality under the Identix Proprietary Information and Inventions Agreement, through improper use or disclosure of Identix' confidential information or trade secrets or otherwise, would cause Identix significant loss, consequential damages and irreparable harm. The Company and Employee agree that the language set forth on Attachment C hereto will be included by the Company in a press release to be issued by the Company in due course. The language will either be in a stand-alone press release or in a press release dealing with additional subject matter, in each case in the sole discretion of Identix. The date and timing of the press release, whether as a stand-alone release or as part of additional subject matter, shall be at the sole discretion of the Company. Similarly, if issued as part of a press release dealing with additional subject matter, the balance of the subject matter included in the press release shall be at the Company's sole discretion.

11. This Agreement is binding on and for the benefit of Employee and Releasees, and their respective heirs executors, administrators, successors and assigns, wherever the context requires or admits.


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

12. Employee declares that prior to the execution of this Agreement, she apprised herself of sufficient relevant information, through sources of her own selection, in order that she might intelligently exercise her own judgment in deciding whether to execute it, and in deciding on the contents hereof. Employee further declares that this decision is not predicated on or influenced by any declarations or representations of the persons or entities released or any predecessors in interest, successors, assigns, officers, directors, Employee, attorneys, or agents of said entities other than as may be contained in this instrument, and that she is executing this Agreement voluntarily, free of any duress or coercion.

13. Employee expressly states that she has read this Agreement and understands all of its terms and that all agreements and understandings between the parties are embodied and expressed herein. This Agreement is executed voluntarily and with full knowledge of its significance.

14. If any provision or portion of this Agreement shall be adjudged by a court to be void or unenforceable, the same shall in no way affect any other provision of this Agreement, the application of such provision in any other circumstances, or the validity or enforceability of this Agreement.

15. This instrument contains the entire agreement of the parties with regard to matters covered in it, and supersedes the Employment Agreement, and supersedes any other prior agreements as to those matters, with the exception of the Proprietary Information and Inventions Agreement dated April 2, 2001, Attachment B hereto, which agreement remains in full force and effect to the extent not inconsistent with this Agreement. This Agreement may not be changed or modified, in whole or in part, except by an instrument in writing signed by Employee and an officer of Identix.

16. If any payment due Employee hereunder is due on a weekend or a bank holiday, then for purposes of this Agreement, such payment shall be deemed to be due on the next succeeding business day.

17. Employee expressly states that she has been given 21 days in which to consider whether to enter into this Agreement, that Identix has advised her to consult with an attorney, and that she has done so. This Agreement does not become effective until 7 days after its execution. Employee understands that she may revoke this Agreement at any time during the 7 days after its execution. It is agreed that any such revocation must be received in writing by Identix' Chief Executive Officer within said 7-day period in order to be effective. This Agreement becomes effective on the 8th day following Employee's execution of it ("Effective Date"). All time limits refer to calendar days unless otherwise specified.


                                              Date
-------------------------------                     ---------------------------
Valerie Lyons

Identix Incorporated


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

By                                            Date
    -----------------------------                   ---------------------------


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                                  ATTACHMENT A

                              VALERIE LYONS OPTIONS

IDENTIX                                                           Page:  1
INCORPORATED
ID:  94-2842496                                                   File:  Optstmt
100 Cooper Court                                                  Date:  6/27/02
Los Gatos, CA                                                     Time:
95032                                                             1:01:14PM
ID:  ###-##-####                                                  As of 7/28/02


   NUMBER     OPTION    PLAN    TYPE     GRANTED     PRICE       VESTED       UNVESTED         OUTSTANDING
               DATE
  00001006      4/2/01  2000     NQ      75,000.00  $8.2000      23,438.00    51,562.00          75,000.00
  00001138     7/26/01  1995    ISO         100.00  $4.7500         100.00         0.00             100.00
  00001305     1/29/02  1995    ISO      40,000.00  $9.9100           0.00    40,000.00          40,000.00

                                        115,100.00
       TOTAL                                     0               23,538.00    91,562.00         115,100.00


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                                  ATTACHMENT B

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT


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

                                  ATTACHMENT C

If issued in stand alone release:

"Identix Incorporated announced today that Valerie Lyons, Executive Vice President of Sales is leaving the company to pursue other opportunities. Her departure takes effect on July 28, 2002. Ms. Lyons joined Identix in April 2001 as Executive Vice President of Sales and has been responsible for the worldwide sales force for Identix' full range of fingerprint product offerings, launching an enterprise sales initiative and cultivating new channel partner relationships."

If issued as part of press release dealing with additional subject matter:

"On an unrelated matter, Identix also announced today that Valerie Lyons, Executive Vice President of Sales is leaving the company to pursue other opportunities. Her departure takes effect on July 28, 2002. Ms. Lyons joined Identix in April 2001 as Executive Vice President of Sales and has been responsible for the worldwide sales force for Identix' full range of fingerprint product offerings, launching an enterprise sales initiative and cultivating new channel partner relationships."

Note: In either case, if press release is issued, for any reason whatsoever, after Termination Date, the tense of the release would be amended appropriately to reflect past tense rather than future.


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